                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                               DECRANE AIRCRAFT HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                                     [LOGO]

                        DECRANE AIRCRAFT HOLDINGS, INC.
                        2361 ROSECRANS AVENUE, SUITE 180
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 17, 1998
                    (APPROXIMATE MAILING DATE: JUNE 2, 1998)

                            ------------------------

To the Stockholders of Decrane Aircraft Holdings, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of DECRANE AIRCRAFT HOLDINGS, INC., a Delaware corporation (the "Company"), will be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266, on June 17, 1998 at 9:00 a.m Pacific Daylight Time, for the following purposes:

    1. To elect two Class I directors to the Board of Directors to serve for a term of three years or until their respective successors are duly elected and qualified; and

    2. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

    The Board of Directors has fixed the close of business on May 11, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment(s) thereof.

    The Company's Annual Report for the year 1997 is enclosed for your convenience.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS PREVIOUSLY RETURNED A PROXY.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Robert A. Rankin
                                          SECRETARY

El Segundo, California
June 2, 1998

                                     [LOGO]

                        DECRANE AIRCRAFT HOLDINGS, INC.
                        2361 ROSECRANS AVENUE, SUITE 180
                          EL SEGUNDO, CALIFORNIA 90245

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 17, 1998

                            ------------------------

                SOLICITATION OF PROXY, REVOCABILITY, AND VOTING

GENERAL

    The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of DeCrane Aircraft Holdings, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, California 90266, on June 17, 1998 at 9:00 a.m. Pacific Daylight Time (the "Annual Meeting"), or any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The mailing of this Proxy Statement and accompanying form of proxy (the "Proxy") are first being mailed to stockholders on or about June 2, 1998.

RECORD DATE AND SHARE OWNERSHIP

    Stockholders of record at the close of business on May 11, 1998 (the "Record Date") are entitled to vote at the Annual Meeting. At the Record Date, 7,524,740 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock"), and no shares of Preferred Stock, were issued and outstanding. Since no shares of Preferred Stock are outstanding, no shares of Preferred Stock are entitled to vote at the Annual Meeting. Stockholders of record holding at least a majority of the outstanding shares of Common Stock, present at the Annual Meeting in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its exercise by notice in writing to the Secretary of the Company prior to the Meeting, or by attending the Meeting and voting in person. Unless the proxy is revoked, the shares represented thereby will be voted as specified at the Meeting or any adjournment thereof.

SOLICITATION

    This Proxy Statement is being mailed on or about June 2, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company. The entire cost of soliciting proxies will be borne by the Company. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by either telephone, telegram, facsimile or personal solicitation by the directors, officers or regular employees of the Company without additional compensation for any such services.

VOTE OF PROXIES

    Each outstanding share of Common Stock shall be entitled to one (1) vote on each matter submitted to a vote of the stockholders at the Annual Meeting. A quorum represented by a majority of the issued and outstanding shares of Common Stock of record present in person or by proxy is necessary to conduct the Annual Meeting. Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. In all other matters, assuming a quorum is present, a majority of votes cast by the shares present in person or by proxy and entitled to vote on the subject matter shall decide such matter, except when a different vote is required by express provision of the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's Bylaws. In accordance with Delaware Law, abstentions will be treated as present for the purposes of voting. All Proxies, properly executed and returned, will be voted at the Annual Meeting as directed by the stockholder. Please vote by marking the appropriate boxes on the enclosed Proxy. If the Proxy is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated. If other matters properly come before the Annual Meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the Proxy. Any share not voted "FOR" a particular director as a result of a direction to withhold authority will not be counted in the director's favor.

DEADLINES FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    Proposals of stockholders of the Company intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices by February 15, 1999 in order to be included in the Proxy Statement and form of proxy relating to the 1999 annual meeting of stockholders. The Company currently anticipates that the 1999 annual meeting of stockholders will be held on or about May 15, 1999.

MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING

    The matters to be brought before the Annual Meeting include: (1) to elect two class I directors to the Board of Directors to serve for a term of three years or until their respective successors are duly elected and qualified; and
(2) to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

                                     ITEM 1
                             ELECTION OF DIRECTORS

NOMINEES

    The Company's Board of Directors currently consists of six directors, including R. Jack DeCrane, its Chairman; R.G. MacDonald, its Vice Chairman; James R. Bergman, Director; Paul H. Cascio, Director; Jonathan A. Sweemer, Director; and Mitchell I. Quain, Director.

    The Company's Board is divided into three classes. Directors of each class will be elected at the annual meeting of stockholders of the Company held in the year in which the term of such class expires and will serve thereafter for three years. R. G. MacDonald and Mitchell I. Quain serve as class I directors for a term expiring as of the Annual Meeting in 1998 to which this Proxy Statement relates. Messrs. Cascio and Bergman serve as class II directors for a term expiring as of the annual meeting in 1999. Messrs. DeCrane and Sweemer serve as class III directors for a term expiring as of the annual meeting in 2000. Accordingly, the only directors subject to expiring terms as of the 1998 Annual Meeting are Messrs. MacDonald and Quain.

    The nominees are as follows:

                                 R.G. MacDonald

                               Mitchell I. Quain

    Each of the nominees is currently serving as a director of the Company. Certain information regarding each nominee is set forth hereinbelow.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST BY THE SHARES ENTITLED TO VOTE AT THE ANNUAL MEETING WILL BE REQUIRED TO ELECT EACH DIRECTOR.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information regarding the directors and executive officers of the Company as of May 15, 1998:

NAME                                                AGE                              POSITION
----------------------------------------------      ---      ---------------------------------------------------------
R. Jack DeCrane...............................          51   Chairman of the Board and Chief Executive Officer

R. G. MacDonald...............................          67   Vice Chairman of the Board

Charles H. Becker.............................          51   President and Chief Operating Officer

Robert A. Rankin..............................          45   Chief Financial Officer, Secretary and Treasurer

Roger L. Keller...............................          53   Group Vice President of Systems

James R. Bergman (a)..........................          55   Director

Paul H. Cascio (b)............................          36   Director

Mitchell I. Quain.............................          46   Director

Jonathan A. Sweemer (a)(b)....................          42   Director

------------------------

(a) Member of the Compensation Committee.

(b) Member of the Audit Committee.

    The Company is currently evaluating other independent non-management director candidates and anticipates that the Company's independent, non-management directors will continue to represent a majority on each of the Company's Audit Committee and Compensation Committee.

    The Company's Board is divided into three classes. Directors of each class will be elected at the annual meeting of stockholders of the Company held in the year in which the term of such class expires and will serve thereafter for three years. Messrs. MacDonald and Quain serve as class I directors for a term expiring as of the Annual Meeting in 1998. Messrs. Cascio and Bergman serve as class II directors for a term expiring as of the Annual Meeting in 1999. Messrs. DeCrane and Sweemer serve as class III directors for a term expiring as of the Annual Meeting in 2000.

    R. JACK DECRANE is the founder of the Company and has been Chairman of the Board of Directors of the Company since it was founded in December 1989. Mr. DeCrane served as President of the Company, which office then included the duties of chief executive officer, until April 1993 when he was elected to the newly-created office of Chief Executive Officer. Prior to founding the Company, Mr. DeCrane held various positions at the aerospace division of B.F. Goodrich. Mr. DeCrane was a Group Vice President at the aerospace division of B.F. Goodrich with management responsibility for three business units from 1986 to 1989. Mr. DeCrane is his own appointee to the Board under the terms of an agreement between the Company and certain of its shareholders and lenders.

    R. G. MACDONALD has been Vice Chairman of the Company since December 1996. Mr. MacDonald has been a member of the Board since December 1994, and was President of the Company from April 1993 until December 1996. The office of President of the Company included the duties of chief operating officer. Mr. MacDonald was a consultant to the Company from February 1993 to April 1993. Prior to joining the Company, he served as President and Chief Executive Officer of MDB Systems, Inc., a manufacturer of ruggedized computer disk systems, from 1990 to 1993.

    CHARLES H. BECKER has been President and Chief Operating Officer of the Company since April of 1998. Mr. Becker previously served as Group Vice President of Components of the Company from December 1996 to April of 1998, and President of Tri-Star Electronics International, Inc. ("Tri-Star") from December 1994 to April of 1998. Prior to joining the Company, Mr. Becker was President of the Interconnect Systems Division of Microdot, Inc. from 1984 to 1994.

    ROBERT A. RANKIN has been Chief Financial Officer, Secretary and Treasurer of the Company since November 1993. Mr. Rankin joined the Company in 1992 as Senior Vice President of Tri-Star, which office then included the duties of chief financial officer of the Company. Prior to joining the Company, he was Vice President of Finance for the Chandler Evans Control Systems subsidiary of Coltec Industries, Inc., an aerospace company, from 1990 to 1992. He was employed by the aerospace division of B.F. Goodrich from 1977 to 1989 in various capacities, the most recent of which was as Controller of the aircraft wheel and brake business unit of B.F. Goodrich.

    ROGER L. KELLER has been Group Vice President of Systems of the Company since December 1996. Mr. Keller has also served as President of Hollingsead International, Inc. ("Hollingsead") since December 1995, and was employed by the Company as Vice President of Engineering, Sales and Program Management from May 1994 through November 1995. Prior to joining the Company, he was Vice President of Engineering for Active Noise and Vibration Technologies, Inc. from 1992 to 1994, and Vice President of Sales, Marketing and Program Management for the Airtransport Services division of Honeywell from 1986 to 1992.

    JAMES R. BERGMAN has been a member of the Board since October 1991. He is a founder and, since 1974, has been a general partner of DSV Partners IV ("DSV"), DSV Partners III and DSV Associates. Mr. Bergman is DSV's appointee to the Board under the terms of an agreement between the Company and certain of its shareholders and lenders. See "Certain Relationships and Related Transactions-- Shareholders Agreement." In August 1996, Mr. Bergman became a general partner of Brantley Venture

Partners III, L.P. (an affiliate of Brantley Venture Partners II, L.P.). He is also a director of Maxim Integrated Products, Inc. and Quad Systems Corporation.

    PAUL H. CASCIO has been a member of the Board since September 1996. He is a general partner of Brantley Venture Partners II, L.P. (herein, "Brantley"). Mr. Cascio also serves as Vice President and Secretary of Brantley Capital Corporation. Mr. Cascio is Brantley's appointee to the Board under the terms of an agreement between the Company and certain of its shareholders and lenders. See "Certain Relationships and Related Transactions--Shareholders Agreement." From December 1987 through May 1996, when he became a general partner of Brantley, Mr. Cascio was a Managing Director and head of the Industrial Manufacturing and Services Group in the corporate finance department at Dean Witter Reynolds Inc.

    MITCHELL I. QUAIN has been a member of the Board since May 1997. He is an Executive Vice President of and has been a member of the board of Furman Selz LLC since May 1997. From June 1975 to May 1997, he was a Managing Director of and held other positions with Schroder & Co. Inc. Mr. Quain has more than 20 years of financial and operating experience. Certain stock options have been granted to Mr. Quain, pursuant to a Board resolution providing for such options for non-management directors who do not serve pursuant to the terms of the Shareholder Agreement. See "Certain Relationships and Related Transactions--Independent Director."

    JONATHAN A. SWEEMER has been a member of the Board since February 1996. He has been a member of Nassau Capital L.L.C., the general partner of Nassau Capital Partners, L.P. (herein, collectively with NAS Partners I, L.L.C., "Nassau") since January 1995. From May 1992 to December 1994, Mr. Sweemer was a Vice President for Princeton University Investment Co. Mr. Sweemer is Nassau's appointee to the Board under the terms of an agreement between the Company and certain of its shareholders and lenders. See "Certain Relationships and Related Transactions--Shareholders Agreement."

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established two permanent committees: the Audit Committee and the Compensation Committee.

    The Audit Committee members are Paul H. Cascio and Jonathan A. Sweemer. The Audit Committee, among other things, makes recommendations to the Board of Directors regarding the selection of independent certified public accountants to audit annually the books and records of the Company, reviews the activities and the reports of the independent certified public accountants, reports the results of such review to the Board of Directors and considers the adequacy of the Company's internal controls and internal auditing methods and procedures.

    The Compensation Committee members are James R. Bergman and Jonathan A. Sweemer. The Compensation Committee, among other things, makes recommendations to the Board of Directors regarding the salaries, bonuses and other compensation to be paid to the Company's officers. See "Compensation of Directors and Executive Officers--Report of Compensation Committee" and "Security Ownership of Certain Beneficial Owners and Management--Compensation Committee Interlocks and Insider Participation" below.

MEETINGS

    During the year ended December 31, 1997, the Board of Directors held five meetings. All of the then-current members of the Board of Directors attended the meetings. The Compensation Committee held two meetings, and the Audit Committee held two meetings.

COMPENSATION OF DIRECTORS

    In June, 1997 the Board adopted a policy of compensating any non-management directors who do not serve pursuant to the terms of the Shareholders Agreement in an amount equal to $6,000 per year plus $1,500 for each quarterly Board meeting attended. (See "Certain Relationships and Related Transactions--Shareholders Agreement.") At present, Mitchell I. Quain is the only director who qualifies for such compensation. The other directors of the Company do not receive annual fees or fees for attending meetings of the Board of Directors or committees thereof. However, all directors are reimbursed for out-of-pocket expenses. In June 1997, the Board also extended the DeCrane Aircraft Holdings, Inc. 1993 Share Incentive Plan to such independent non-management directors, and issued 6,000 Options to Mr. Quain under the terms of the 1993 Share Incentive Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following chart provides the information available to the Company as to the beneficial ownership of Common Stock based upon disclosed ownership as of March 15, 1998, adjusted to give effect to the application of the proceeds of the secondary offering of Common Stock conducted by the Company on April 2, 1998, and including the shares sold pursuant to the supplemental overallotment option on April 29, 1998 (collectively, the "Offering"), by: (i) each director and Named Executive Officer; (ii) directors and executive officers of the Company as a group; and (iii) each person known to the Company to be the beneficial owner of 5% or more of Common Stock. Beneficial ownership is determined in accordance with the rules promulgated by the Commission and includes, among other things, shares of Common Stock which are issuable upon the exercise of stock options which are immediately exercisable or will become exercisable within 60 days of the date of measurement (May 15, 1998). However, such options are counted only for the person holding them, not as a part of the total shares outstanding upon which the percentage of ownership is computed for other holders.

                                                      OWNERSHIP OF COMMON STOCK PRIOR  OWNERSHIP OF COMMON STOCK AFTER
                                                                TO OFFERING                       OFFERING
                                                      -------------------------------  -------------------------------
                                                        NUMBER OF      PERCENTAGE OF     NUMBER OF      PERCENTAGE OF
BENEFICIAL OWNER                                          SHARES         OWNERSHIP         SHARES         OWNERSHIP
----------------------------------------------------  --------------  ---------------  --------------  ---------------
Nassau Capital Partners L.P ........................       874,633(1)         16.4%         874,633(1)         11.6%
  22 Chambers Street
  Princeton, New Jersey 08542

Jonathan A. Sweemer ................................       874,633(2)         16.4%         874,633(2)         11.6%
  22 Chambers Street
  Princeton, New Jersey 08542

Brantley Venture Partners II, L.P ..................         490,928           9.2%           490,928           6.5%
  20600 Chagrin Blvd., Suite 1150
  Cleveland, Ohio 44122

Paul H. Cascio .....................................       490,928(3)          9.2%         490,928(3)          6.5%
  20600 Chagrin Blvd., Suite 1150
  Cleveland, OH 44122

Wellington Management Co., LLP .....................       485,000(4)          9.1%         685,000(4)          9.1%
  75 State Street
  Boston, Massachusetts 02109

Electra Investment Trust P.L.C .....................         471,639           8.9%           471,639           6.3%
  65 Kings Way
  London, England WC2B6QT

                                                      OWNERSHIP OF COMMON STOCK PRIOR  OWNERSHIP OF COMMON STOCK AFTER
                                                                TO OFFERING                       OFFERING
                                                      -------------------------------  -------------------------------
                                                        NUMBER OF      PERCENTAGE OF     NUMBER OF      PERCENTAGE OF
BENEFICIAL OWNER                                          SHARES         OWNERSHIP         SHARES         OWNERSHIP
----------------------------------------------------  --------------  ---------------  --------------  ---------------
Mellon Bank Corporation ............................       436,600(5)          8.2%         436,600(5)          5.8%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

Artisan Partners Limited Partnership ...............         391,200           7.4%           448,000           6.0%
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202

Artisan Investment Corporation .....................       391,200(6)          7.4%         448,000(6)          6.0%
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202

Andrew A. Ziegler ..................................       391,200(6)          7.4%         448,000(6)          6.0%
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202

Carlene Murphy Ziegler .............................       391,200(6)          7.4%         448,000(6)          6.0%
  1000 North Water Street, #1770
  Milwaukee, Wisconsin 53202

The Dreyfus Corporation ............................       373,100(5)          7.0%         373,100(5)          5.0%
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

The TCW Group, Inc. ................................         304,100           5.7%           304,100           4.0%
  865 South Figueroa Street
  Los Angeles, California 90017

Robert Day .........................................       304,100(7)          5.7%         304,100(7)          4.0%
  200 Park Avenue, Suite 200
  New York, New York 10166

Dreyfus Investment Advisors, Inc. ..................       273,100(8)          5.1%         273,100(8)          3.6%
  c/o Mellon Bank Corporation
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

Mellon Bank N.A. ...................................       273,100(8)          5.1%         273,100(8)          3.6%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

DSV Partners IV ....................................       493,439(9)          9.3%           133,227           1.8%
  1920 Main St., Suite 820
  Irvine, California 92614

James R. Bergman ...................................      493,439(10)          9.3%        133,227(10)          1.8%
  1920 Main St., Suite 820
  Irvine, California 92614

R. Jack DeCrane ....................................      147,119(11)          2.7%        111,783(11)          1.5%
  2361 Rosecrans Avenue, Suite 180
  El Segundo, California 90245

                                                      OWNERSHIP OF COMMON STOCK PRIOR  OWNERSHIP OF COMMON STOCK AFTER
                                                                TO OFFERING                       OFFERING
                                                      -------------------------------  -------------------------------
                                                        NUMBER OF      PERCENTAGE OF     NUMBER OF      PERCENTAGE OF
BENEFICIAL OWNER                                          SHARES         OWNERSHIP         SHARES         OWNERSHIP
----------------------------------------------------  --------------  ---------------  --------------  ---------------
R. G. MacDonald ....................................       65,221(12)          1.2%         65,221(12)            *
  2361 Rosecrans Avenue, Suite 180
  El Segundo, California 90245

Robert A. Rankin ...................................       20,702(13)            *          16,448(13)            *
  2361 Rosecrans Avenue, Suite 180
  El Segundo, California 90245

Charles H. Becker ..................................       19,851(14)            *          14,180(14)            *
  2361 Rosecrans Avenue, Suite 180
  El Segundo, California 90245

Roger L. Keller ....................................       13,047(15)            *          13,047(15)            *
  12442 Knott Avenue
  Garden Grove, California 92841

Mitchell I. Quain ..................................       12,000(16)            *          12,000(16)            *
  230 Park Avenue
  New York, New York 10169

All directors and executive officers as a group         2,136,940(17)         38.8%      1,731,467(17)         22.5%
  (nine persons)....................................

------------------------

*   Less than 1%

(1) Includes 5,473 shares held by NAS Partners I L.L.C., an affiliate of Nassau Capital Partners, L.P.

(2) Represents shares held by Nassau Capital Partners, L.P. and NAS Partners I L.L.C., affiliates of Mr. Sweemer.

(3) Represents shares held by Brantley of which Mr. Cascio is a general partner of the general partner.

(4) Includes shares held by clients of Wellington, which in its capacity as investment adviser may be deemed to control such shares.

(5) Includes 273,100 shares beneficially owned jointly among Mellon Bank Corporation, Mellon Bank N.A., The Dreyfus Corporation and Dreyfus Investment Advisors, Inc.

(6) Represents shares held by Artisan Partners Limited Partnership and beneficially owned jointly with Artisan Investment Corporation, A. A. Ziegler and C.M. Ziegler.

(7) Represents shares held by The TCW Group of which Mr. Day may be a controlling person.

(8) Represents shares beneficially owned jointly among Mellon Bank Corporation, Mellon Bank, N.A., The Dreyfus Corporation and Dreyfus Investment Advisers, Inc.

(9) Includes shares beneficially owned by, and to be distributed to, certain partners of DSV.

(10) Represents shares held by DSV of which Mr. Bergman is a general partner.

(11) Includes 80,819 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(12) Includes 56,714 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(13) Includes 16,448 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(14) Includes 14,180 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(15) Includes 13,047 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(16) Includes 2,000 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

(17) Includes 183,208 shares which may be acquired upon the exercise of stock options which are exercisable or will be exercisable prior to 60 days from May 15, 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

REPORT OF COMPENSATION COMMITTEE

    Pursuant to regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission ("SEC") nor shall it be incorporated by reference into any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act.

    The Compensation Committee acts as Administrator of the Share Incentive Plan, in making awards of options in Common Stock of the Company (herein, "Options") to certain parties including senior executives and key employees. See "Compensation of Directors and Executive Officers--Share Incentive Plan."

    Four of the awards to key employees approved by the Committee in 1996 were implemented in January 1997, for an aggregate of Options for 12,762 shares. The Compensation Committee approved the recommendations of senior management with respect to the awards of those Options to the employees, which were based on a combination of the extent to which (i) each individual's operating unit met or exceeded its financial performance targets primarily measured by earnings before taxes, interest and certain other charges ("EBITDA") and (ii) his or her individual performance goals for the year were achieved. The awards made in January of 1997 reflected achievement of 100% or greater of the relevant unit performance goals for the previous year, and either favorable or highly favorable determinations regarding the individual's achievement of individual operating objectives. Two of the four persons receiving option awards in January 1997 had not previously received awards under the Share Incentive Plan.

    In June 1997, the Compensation Committee met to extend the Share Incentive Plan for employees to independent non-management directors of the Company who are not appointed to the Board pursuant to the Shareholders Agreement, and approved the issuance of 6,000 Options to Mitchell I. Quain, the only director presently qualifying for such plan. See "Certain Relationships and Related Transactions-- Independent Director."

    In December 1997, the Compensation Committee met to make awards of Options to 22 senior executives and key employees of the Company and its subsidiaries under the Share Incentive Plan. The Committee approved the award of Options for an aggregate of 157,662 shares, including Options for an aggregate of 94,000 shares to Messrs. DeCrane, MacDonald, Becker, Rankin and Keller. In evaluating Mr. DeCrane's performance, the Compensation Committee looked primarily to (i) the extent to which the Company exceeded its earnings goals for 1997 to date,
(ii) the performance and integration of the Company's recent acquisitions, (iii) the continued acquisition program of the Company and (iv) the development of the Company's management team. The Compensation Committee approved the recommendations of senior management with respect to the awards of options to other executives and employees, which were based on a combination of the extent to which (i) each individual's operating unit met or exceeded its financial performance targets, primarily measured by EBITDA, and (ii) his or her individual performance goals for the year were achieved. The awards made in December of 1997 reflected achievement of between 101% and 144% of each of the relevant unit performance goals for the previous year, except for Hollingsead, and, for the most part, either favorable or highly favorable determinations regarding the individuals' achievement of individual operating objectives. At Hollingsead, the financial goals were not achieved, but modest incentives were awarded in recognition of key strategic milestones that were achieved. Nine of the 22 persons receiving Option awards in December 1997 had not previously received awards under the Share Incentive Plan, bringing the total number of persons receiving Option awards to 33.

    The employment agreements between the Company and three of its senior executive officers, Messrs. DeCrane, MacDonald and Becker, specify certain cash incentive payments on an annual basis deemed earned pro rata throughout the year, as a sliding percentage of the officer's base salary, depending on the extent to which the Company (or, in the case of Mr. Becker who until recently served as President of Tri-Star, Tri-Star) approaches, meets or exceeds its financial performance targets, measured principally by pre-tax earnings. See "Compensation of Directors and Executive Officers--Employment Agreements and Compensation Arrangements." The bonuses paid during 1997 to each such officer, based on the applicable contractual formulas, reflected achievement of in excess of 110% of the relevant performance goals for the previous year.

    Incentive awards to other key employees, including Mr. Rankin and Mr. Keller, were made pursuant to the terms and criteria set forth in the 1996 Incentive Plan, which provides for cash incentive payments on an annual basis deemed earned pro rata throughout the year, as a sliding percentage of the key employee's base salary, depending in part (50%) on the extent to which the key employee's operating unit approaches, meets or exceeds its financial performance targets, measured principally by EBITDA, and in part (50%) based on the key employee's achievement of his or her individual performance goals., in the discretion of the Chief Executive Officer or the President of the relevant operating subsidiary. See "Compensation of Directors and Executive Officers--1996 Incentive Plan." In December 1997, the Compensation Committee approved the recommendations of senior management to make cash incentive awards to [several] key officers and employees, which reflected achievement of in excess of 101% of the relevant financial goals for the previous year for each unit except for Hollingsead, targets, measured principally by EBITDA, and a favorable determination regarding the discretionary component of the awards and senior management's evaluation of the completion by such officers and key employees of their respective individual operating objectives.

    See also "Compensation of Directors and Executive Officers--Compensation Committee Interlocks and Insider Participation" for certain information regarding certain transactions among the Company and members of the Compensation Committee.

                                          Respectfully submitted,

                                          James R. Bergman
                                          Jonathan A. Sweemer

SUMMARY COMPENSATION TABLE

    The following table describes all annual compensation awarded to, earned by or paid to the Company's Chief Executive Officer and the four-most highly compensated executive officers other than the Chief Executive Officer (collectively the "Named Executive Officers") for the years ended December 31, 1997, 1996 and 1995.

                                                                             OTHER
                                                   ANNUAL COMPENSATION      ANNUAL
                                                 ------------------------   COMPEN-
                                                 YEAR   SALARY    BONUS    SATION(1)
                                                 ----  --------  --------  ---------
R. Jack DeCrane................................  1997  $244,744  $220,000    --
  Chief Executive Officer                        1996   206,600   146,000    7,813
  and Chairman of the Board                      1995   180,000    55,000    --

R.G. MacDonald.................................  1997   184,859   102,000   10,536
  Vice Chairman of                               1996   177,437    82,000   13,200
  the Board(4)                                   1995   173,607    35,000    8,292

Charles H. Becker..............................  1997   174,492   102,000    6,168
  President and Chief                            1996   148,750    65,000    9,103
  Operating Officer(5)                           1995   137,515    16,000    1,610

Robert A. Rankin...............................  1997   149,309   103,000    7,158
  Chief Financial                                1996   139,375    65,000   12,838
  Officer and Secretary                          1995   135,000    20,000    6,628

Roger L. Keller................................  1997   163,866    30,000    1,682
  Group Vice President of                        1996   150,000     --       2,083
  Systems and President of                       1995   121,250     7,500    --
  Hollingsead International(6)

                                                 LONG TERM COMPENSATION
                                                 ----------------------
                                                             SECURITIES
                                                 RESTRICTED  UNDERLYING           ALL OTHER
                                                   STOCK      OPTIONS/     LTIP    COMPEN-
                                                   AWARDS      SAR(2)     PAYOUT  SATION(3)
                                                 ----------  ----------   ------  ---------
R. Jack DeCrane................................                50,000              $29,411
  Chief Executive Officer                                      34,028                   --
  and Chairman of the Board                                     --                   --
R.G. MacDonald.................................                 4,000                --
  Vice Chairman of                                              --                   --
  the Board(4)                                                  --                   --
Charles H. Becker..............................                15,000               18,000
  President and Chief                                          19,850               30,586
  Operating Officer(5)                                         14,179                --
Robert A. Rankin...............................                15,000                --
  Chief Financial                                              19,850                --
  Officer and Secretary                                         --                  80,357
Roger L. Keller................................                10,000                --
  Group Vice President of                                      19,850                --
  Systems and President of                                     14,179               17,405
  Hollingsead International(6)

------------------------------

(1) Amounts paid by the Company for premiums on health, life and long-term disability insurance and automobile leases provided by the Company for the benefit of the Named Executive Officer.

(2) Number of shares of Common Stock issuable upon exercise of options granted during the last fiscal year.

(3) Relocation costs.

(4) Mr. MacDonald served as President of the Company through December 1996. Mr. MacDonald became Vice Chairman of the Board in December 1996.

(5) Mr. Becker served as President of Tri-Star and Group Vice President of Components for the Company through April 1998. Mr. Becker became President and Chief Operating Officer in April 1998.

(6) Mr. Keller became Group Vice President of Systems in December 1996. Mr. Keller previously served (and continues to serve) as President of Hollingsead International, Inc.

STOCK OPTION/SARS GRANTS IN LAST FISCAL YEAR

    The following table sets forth individual grants of stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                                                                               POTENTIAL REALIZABLE
                                     NUMBER OF                                               VALUE AT ASSUMED ANNUAL
                                    SECURITIES                                                 RATES OF STOCK PRICE
                                    UNDERLYING        % OF       EXERCISE OR                     APPRECIATION(1)
                                     OPTIONS/      OPTIONS/SAR   BASE PRICE    EXPIRATION    ------------------------
NAME                                SAR GRANTED      GRANTED      PER SHARE       DATE           5%          10%
---------------------------------  -------------  -------------  -----------  -------------  ----------  ------------
R. Jack DeCrane..................       50,000          30.6%     $   16.75          2007    $  526,699  $  1,334,759
R.G. MacDonald...................        4,000           2.4%         16.75          2007        42,136       106,781
Charles H. Becker................       15,000           9.2%         16.75          2007       158,010       400,428
Robert A. Rankin.................       15,000           9.2%         16.75          2007       158,010       400,428
Roger L. Keller..................       10,000           6.1%         16.75          2007       105,340       266,952

------------------------

(1) The potential realizable value assumes a rate of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future prices of the Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

    The following table sets forth information about the stock options exercised by the Named Executive Officers of the Company during the fiscal year ended December 31, 1997.

                                                                            NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS/
                                                                                 OPTIONS/SAR           SAR AT FY-END(1)
                                             SHARES ACQUIRED     VALUE     -----------------------  -----------------------
NAME                                           ON EXERCISE     REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
-------------------------------------------  ---------------  -----------  -----------------------  -----------------------
R. Jack DeCrane............................        --             --          $   80,819/95,370      $   1,329,172/655,294
R.G. MacDonald.............................        --             --              45,372/15,342            747,324/187,814
Charles H. Becker..........................        --             --              14,180/34,849            229,559/287,686
Robert A. Rankin...........................        --             --              16,448/32,581            269,315/247,930
Roger L. Keller............................        --             --              13,047/30,982            210,897/305,098

------------------------

(1) Based on the common stock share price of $16.75 per share as of December 31, 1997, the measuring date.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

    R. Jack DeCrane and the Company have entered into an employment agreement pursuant to which Mr. DeCrane is to serve as Chief Executive Officer for a term of four years, effective September 1, 1994. The agreement requires Mr. DeCrane to devote his full business time to the Company and contains a covenant not to compete with the Company for a period of 12 months following termination of the agreement. The 1994 agreement provides for various benefits including: (i) an initial annual salary of $180,000, which is subject to annual review and increase, but not decrease; (ii) an annual bonus ranging from 30% to 70% of Mr. DeCrane's annual base salary depending on the level of the Company's achievement of certain performance goals; and (iii) vested stock options to purchase 77,982 shares of Common Stock at an exercise price of $0.53 per share. Additionally, Mr. DeCrane is also entitled to life insurance (in an amount at least equal to $1,000,000), and health care benefits generally provided by the Company to other senior executives. The agreement also provides for various payments to Mr. DeCrane or his beneficiaries in the event of his death, disability, or termination without cause. In the event of his death,

Mr. DeCrane's beneficiaries would be entitled to: (i) a payment equal to Mr. DeCrane's then current salary for one year plus his remaining bonus through year-end; and (ii) continuation of certain insurance benefits for one year. Upon termination due to disability, Mr. DeCrane would be entitled to: (i) receive the sum of his then current base salary for one year plus his bonus through year end; and (ii) continuation of certain health benefits for one year. In the event of a termination without cause by the Company or Mr. DeCrane's resignation due to a material breach of the agreement by the Company or the Company's request that he resign or retire, Mr. DeCrane would be entitled to: (i) his then current base salary for one year and his remaining bonus through the end of the year of termination plus an amount equal to the amount earned in the immediately preceding year; (ii) continuation of certain health benefits for a one year period; and (iii) reimbursement of certain relocation and outplacement expenses.

    R. G. MacDonald and the Company entered into a letter agreement, dated June 28, 1993, pursuant to which Mr. MacDonald is to receive for an unspecified term:
(i) an initial annual base salary of $150,000; (ii) an annual bonus ranging from 20% to 50% of his annual base salary depending on the Company's level of achievement of certain performance goals; and (iii) the Company's standard benefit package with the addition of an executive term life insurance policy in the amount of $200,000. Under the agreement, Mr. MacDonald received options to purchase 56,714 shares of the Company's Common Stock at an exercise price of $0.53 per share.

    Charles H. Becker and Tri-Star entered into a letter agreement, dated November 28, 1994, pursuant to which Mr. Becker is to receive for an unspecified term: (i) an initial annual base salary of $140,000; (ii) an annual bonus ranging from 10% to 40% of his annual base salary depending on Tri-Star's level of achievement of certain performance goals; and (iii) other benefits available under the Company's executive benefits program. Under the agreement, Mr. Becker received options to purchase 14,179 shares of the Company's Common Stock at an exercise price of $0.53 per share.

SHARE INCENTIVE PLAN

    Under the Share Incentive Plan adopted by the Company in 1993 (the "Share Incentive Plan"), the Company may grant to its eligible employees: (i) options ("Options") to purchase shares of Common Stock; (ii) shares of Common Stock that vest upon the achievement of specified service or performance conditions within a specified period of time (the "Restricted Shares"); and (iii) options to receive payments based on the appreciation of Common Stock ("SARs"). Options, Restricted Shares and SARs are collectively referred to as "Grants."

    Under the Share Incentive Plan, the Company may grant Options that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options that do not so qualify. The Share Incentive Plan is to be administered by a committee selected by the Company's Board and composed of at least two members of the Board (the "Administrator"). The current members of the Administrator are Messrs. Bergman and Sweemer. Restricted Shares may be granted to key employees of the Company at the sole discretion of the Administrator. SARs may be specifically granted upon the terms and conditions specified by the Administrator.

    Grants are to be made to key employees of the Company designated by the Administrator at its sole discretion. The Company has reserved 527,156 shares of Common Stock for issuance under the Share Incentive Plan. The Share Incentive Plan terminates on February 1, 2003, and thereafter no Grants may be made thereunder. In June 1997, with the approval of the Administrator, the Company extended the Share Incentive Plan to Mitchell I. Quain, an independent non-management director of the Company, and issued 6,000 Options to Mr. Quain under the terms of the Share Incentive Plan.

    The exercise price of any Option may not be less than 100% (or 110% in the case of an Option granted to a person owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company) of the fair market value of the Common Stock at the time of the grant of the Option. No Option may be exercised after the expiration of ten years from the date of grant of such Option. No Option may be sold, pledged, assigned or transferred in any manner otherwise than by will or the laws of descent or distribution. The purchase price of any shares of Common Stock purchased under an Option must be paid in full at the time of the exercise of an Option in cash, by check or, if permitted by the Administrator, by shares of Common Stock having a fair market value on the date of the exercise equal to the purchase price or a combination thereof.

    In the event that a holder of a Grant (a "Grantee") ceases to be employed by the Company for any reason other than death, retirement or disability or such employee is terminated without cause, such Grants shall terminate upon the termination of his employment, unless extended by the Administrator. In the event of termination of employment due to death, retirement or disability of a Grantee or in the event such termination is without cause, the Administrator may allow the Grantee (or his estate) to exercise Options and SARs (to the extent exercisable on the date of termination of employment) at any time within one year after the date of such termination of employment. Restricted Shares held by a Grantee will vest upon the Grantee's death and all restrictions will thereupon lapse.

1996 INCENTIVE PLAN

    In 1996 the Company introduced an incentive plan (the "1996 Incentive Plan") for its management personnel tied to the Company's and each operating unit's annual budget as approved each year by the Compensation Committee of the Board. The 1996 Incentive Plan matrix provides for an annual bonus of up to 70% of the employee's base salary if the Company or its relevant operating unit achieves 110% of budget. Fifty percent of the bonus is payable solely based on performance of the Company or the relevant operating unit and the remainder is payable upon the achievement by the employee of his or her individual objectives in the discretion of the Chief Executive Officer of the Company or the President of the relevant operating unit.

401(K) RETIREMENT PLAN

    Effective April 1992, the Company adopted the Lincoln National Life Insurance Company Non-Standardized 401(k) Salary Reduction Plan and Trust Prototype Plan (the "401(k)"). The 401(k) allows employees as participants to defer, on a pre-tax basis, a portion of their salary and accumulate tax deferred earnings, plus interest, as a retirement fund. The Company matched 25% of the employee contribution for the fourth quarter of 1997 for up to 6% of the employee's salary. In 1998, the Company intends to increase its matching percentage to 50% of the employee contribution for up to 6% of the employee's salary. The full amount vested in a participant's account will be distributed to a participant following termination of employment, normal retirement or in the event of disability or death.

DIRECTORS' COMPENSATION

    In June 1997 the Board adopted a policy of compensating any non-management directors who do not serve pursuant to the terms of the Shareholder Agreement (see "Certain Relationships and Related Transactions--Shareholders Agreement") in an amount equal to $6,000 per year plus $1,500 for each quarterly Board meeting attended. At present, Mitchell I. Quain is the only director who qualifies for such compensation. The other directors of the Company do not receive annual fees or fees for attending meetings of the Board of Directors or committees thereof. However, all directors are reimbursed for out-of-pocket expenses. In June 1997, the Board also extended the Share Incentive Plan to such independent non-management directors, and issued 6,000 Options to Mr. Quain under the terms of the Share Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    James R. Bergman, a member of the Compensation Committee, is a general partner of DSV, and DSV's nominee to the Board of Directors under the Shareholder Agreement described below. See

"Certain Relationships and Related Transactions--Shareholders Agreement". Mr. Bergman may be considered the beneficial owner of all of part of the Common Stock held by DSV by virtue of his affiliation with DSV. See "Security Ownership of Certain Beneficial Owners and Management" and footnote 10 to the accompanying chart. As a part of the Offering in April, 1998, DSV registered and sold 360,212 shares of Common Stock. See "Certain Relationships and Related Transactions--Certain Selling Shareholders in Offering."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SHAREHOLDERS AGREEMENT

    Pursuant to the Fifth Amended and Restated Shareholders Agreement dated January 10, 1997 (as amended, the "Shareholders Agreement") among the Company, Nassau, Brantley, DSV, Electra Investment Trust P.L.C. and Electra Associates, Inc. (herein, collectively, "Electra"), and certain other parties, and subject to election by the Company's stockholders, Nassau, Brantley and DSV each have the right to nominate a representative to serve as a director so long as the relevant stockholder owns at least 5% of the Common Stock. See "Directors and Executive Officers." As of May 15, 1998, Nassau and Brantley beneficially own 11.6% and 6.5%, respectively, of the issued and outstanding Common Stock. The Shareholders Agreement also provides that Mr. DeCrane may nominate a director for election by the Company's stockholders for so long as he is the Chief Executive Officer of the Company.

RECAPITALIZATION; WAIVERS AND EXCHANGES OF SECURITIES

    Effective immediately prior to the Company's initial public offering (the "IPO") in April 1997, certain of the Company's then-existing shareholders, including Nassau, Brantley, DSV and Electra, and holders of warrants for common stock, agreed to waive a number of rights under the agreements by which such shareholders and warrant holders acquired such Rights from the Company, releasing the Company from certain dividend payment requirements, voting requirements and certain other rights, as well as eliminating certain negative and affirmative covenants contained therein (collectively, the "Recapitalization").

    The Recapitalization provided for: (i) the conversion of all 6,847,705 shares of issued and outstanding cumulative convertible preferred stock into 1,941,804 shares of Common Stock; (ii) the cashless exercise and conversion of all 52,784 and 9,355 issued and outstanding of such Preferred Stock warrants and common stock warrants, respectively, into a total of 16,585 shares of Common Stock; (iii) the cashless exercise of 508,497 mandatorily redeemable common stock warrants (the "Redeemable Warrants") into a total of 507,708 shares of Common Stock; and (iv) the cancellation of 95,368 Redeemable Warrants.

    Redeemable Warrants exercisable into 208,968 common shares remained after the Recapitalization. Of this amount, 138,075 Redeemable Warrants were canceled upon the consummation of the IPO and repayment of the Company's senior subordinated debt and convertible notes in accordance with the terms of the respective warrant agreements. Redeemable Warrants exercisable into 70,893 common shares remained after the Recapitalization and the IPO and application of the net proceeds therefrom. Concurrent with the consummation of the IPO, the mandatory redemption feature of these warrants was terminated and, as a result, the value ascribed thereto was reclassified to stockholders' equity as additional paid-in capital.

    In December 1997, the Company issued an additional 16,918 shares of Common Stock to Electra and 33,825 shares to Nassau to correct a disputed calculation regarding the number of shares that should have been issued as part of the Recapitalization in the conversions described above.

    Upon consummation of the IPO and as part of the Recapitalization, R.G. MacDonald, Charles H. Becker, Robert A. Rankin and John Hinson, an officer of the Company, exchanged an aggregate of 75,000 shares of preferred stock of the Company for 21,268 shares of Common Stock.

INDEPENDENT DIRECTOR

    In June 1997, the Company extended its Share Incentive Plan for employees to independent non-management directors of the Company who are not appointed to the Board pursuant to the Shareholders Agreement, and issued 6,000 Options to Mitchell I. Quain, the only director presently qualifying for such plan.

CERTAIN SELLING SHAREHOLDERS IN OFFERING

    As a part of the Offering in April, 1998, DSV registered and sold 360,212 shares of Common Stock; and R. Jack DeCrane, Charles H. Becker and Robert A. Rankin registered and sold 35,336, 4,254 and 5,671 shares of Common Stock, respectively; in each case as selling shareholders.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Price Waterhouse LLP is the independent public accounting firm which served as principal accountants for the 1997 fiscal year. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders, and will have the opportunity to make a statement if they wish. The Company has not yet selected its principal accountant for the current (1998) fiscal year; the Board is presently discussing several candidates including Price Waterhouse LLP.

                            STOCK PERFORMANCE GRAPH

    Pursuant to regulations promulgated under the Exchange Act, the following material shall not be deemed to be "soliciting material" or to be "filed" with the SEC nor shall it be incorporated by reference into any filing under the Securities Act or the Exchange Act.

    The graph which follows indicates the cumulative total return on Common Stock of DeCrane Aircraft Holdings, Inc. since April 16, 1997, the date on which the Common Stock began trading on the Nasdaq National Market, compared with the cumulative total return of companies included in the Nasdaq National Market Composite Index and in the group of eight comparable companies listed below (the "Comparables"). The Comparables have been selected as the Company's closest publicly-held peers in the avionics components manufacturing and aftermarket sales and integration industries. The cumulative total return on the Common Stock, the Nasdaq National Market Composite Index and each of the Comparables shown below equals, in each case, the total increase in value since April 16, 1997, assuming reinvestment of all dividends. The Company paid no dividends during this period. The graph assumes that $100 was invested on April 16, 1997 in the Common Stock, the Nasdaq National Market Composite Index and each of the Comparables.

                                                          AMOUNT INVESTED   CUMULATIVE RETURN ON
                                                          APRIL 16, 1997     DECEMBER 31, 1997
                                                         -----------------  --------------------
DeCrane Aircraft Holdings, Inc.........................      $     100           $   143.16
Nasdaq Stock Market Index..............................      $     100               130.50
Average of DeCrane Comparables.........................      $     100               140.14

      AAR Corp.........................................      $     100           $   127.34
      Hexcel Corp......................................      $     100               147.78
      Aviation Sales Company...........................      $     100               159.26
      Kellstrom Industries, Inc........................      $     100               181.65
      Ducommun Inc. Del................................      $     100               145.57
      BE Aerospace.....................................      $     100               112.04
      Kaynar Technologies, Inc.........................      $     100               178.13
      Triumph Group....................................      $     100               132.34

                                     ITEM 2
                                 OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed form of Proxy will have discretionary authority to vote on such matters in accordance with their best judgment acting together or separately.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934:
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    James R. Bergman, a director of the Company, filed a Form 5 under Section 16(a) of the Exchange Act (a "Form 5") dated March 5, 1998, indicating a failure to timely file a Form 3 under Section 16(a) of the Exchange Act (a "Form 3") when required under Section 16(a), disclosing his indirect beneficial ownership of a portion of the 493,439 shares of Common Stock directly owned by DSV (of which he is a general partner) at the time of the Company's Initial Public Offering in April, 1997. The foregoing Form 5 was required to have been filed by February 15, 1998.

    Jonathan Sweemer, a director of the Company, filed a Form 5 dated February 25, 1998, indicating a failure to timely file: (i) a Form 3 with respect to 869,160 shares of Common Stock beneficially owned by Nassau at the time of the Company's Initial Public Offering in April 1997, and (ii) a Form 4 with respect to the acquisition of 33,526 additional shares of Common Stock issued by the Company to Nassau to correct a disputed calculation regarding the number of shares that should have been issued as part of the Company's Recapitalization (as defined below). Mr. Sweemer disclaims any beneficial interest in any of the foregoing shares. The foregoing Form 5 was required to have been filed by February 15, 1998.

    Nassau filed a Form 5 dated February 25, 1998, indicating a failure to timely file: (i) a Form 3 disclosing its beneficial ownership of 869,160 shares of Common Stock at the time of the Company's Initial Public Offering in April 1997, and (ii) a Form 4 with respect to the acquisition of 33,526 additional shares of Common Stock issued by the Company to correct a disputed calculation regarding the number of shares that should have been issued as part of the Company's Recapitalization (as defined below). The foregoing Form 5 was required to have been filed by February 15, 1998.

    Paul H. Cascio, a director of the Company, filed a Form 5 dated March 9, 1998, indicating a failure to timely file a Form 3, disclosing his indirect beneficial ownership of the 490,928 shares of Common Stock directly owned by Brantley (of which he is a general partner of a general partner), at the time of the IPO. The foregoing Form 5 was required to have been filed by February 15, 1998.

                         ANNUAL REPORT TO STOCKHOLDERS

    The Annual Report to Stockholders concerning the operation of the Company for the year ended December 31, 1997, including financial statements, is enclosed with this notice and proxy statement.

              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

    A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, without exhibits, may be obtained by stockholders without charge by written request to Robert A. Rankin, Secretary, DeCrane Aircraft Holdings, Inc., 2361 Rosecrans Avenue, Suite 180, El Segundo, California 90245. Exhibits will be provided upon written request and payment of an appropriate processing fee.

                                          By Order of the Board of Directors

                                          R. Jack DeCrane
                                          Chairman of the Board

DATED: JUNE 2, 1998

                         DECRANE AIRCRAFT HOLDINGS, INC.
                           EL SEGUNDO, CALIFORNIA 90245

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 17, 1998
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Charles Becker and James Mann, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to appear at the annual meeting of the shareholders of DeCrane Aircraft Holdings, Inc., to be held on the 17th day of June, 1998 and at any postponement or adjournment thereof, and to vote all of the shares of DeCrane Aircraft Holdings, Inc., which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as marked on the reverse side hereof.

     This Proxy will, when properly executed, be voted as directed. If no directions to the contrary are indicated in the boxes provided, the persons named herein intend to vote FOR each proposal listed on the reverse side hereof.

     A majority of said attorneys and proxies present and acting at the meeting in person or by their substitutes (or if only one is present and acting, then that one) may exercise all the powers conferred hereby. Discretionary authority is conferred hereby as to all matters not listed on the reverse side hereof as may properly come before the meeting.

                                [FRONT SIDE OF PROXY]

(1)  ELECTION OF DIRECTORS: R. G. MacDonald and Mitchell I. Quain

     FOR all nominees      WITHHOLD AUTHORITY          INSTRUCTION: To withhold
     above (except as      to vote for the nominees    authority to vote for
     marked to the         listed above:               any individual nominee,
     contrary)                                         write that nominee's
                                                       name in the space
                                                       below:
          /  /                     /  /
                                                       -------------------------

(2) To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

                                        Receipt of the Notice of Annual
                                        Meeting of Shareholders and Proxy
                                        Statement for the 1998 Annual Meeting
                                        is hereby acknowledged:

                                        ----------------------------------------
                                        Signature

                                        ----------------------------------------
                                        Signature

                                        Dated:                            , 1998
                                              ----------------------------
                                        Please sign exactly as your name or
                                        names appear hereon, including any
                                        official position or representative
                                        capacity.

Please mark, date and sign this proxy and return it promptly in the enclosed postage-paid envelope.

                                [REVERSE SIDE OF PROXY]